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Exhibit 99.1

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined
Financial statements

The following unaudited pro forma condensed consolidated financial information presents the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations for the twelve months ended March 31, 2015, the three months ended March 31, 2015 and 2014, and the year ended December 31, 2014 based upon the consolidated historical financial statements of Eldorado HoldCo LLC ("HoldCo"), MTR Gaming Group, Inc. ("MTR Gaming"), ERI (as defined below), Circus and Eldorado Joint Venture, LLC ("Silver Legacy"), and Circus Circus Casinos, Inc. d/b/a Circus Circus Hotel Casino Reno, after giving effect to the following transactions:

•
the MTR Merger (as defined below);

•
the Circus/Silver Legacy Purchase (as defined below);

•
the Refinancing Transactions (as defined below); and

•
the issuance of shares of ERI common stock in a public offering in the near term (the "Equity Offering").

On September 9, 2013, MTR Gaming, Eclair Holdings Company, a Nevada corporation, now Eldorado Resorts, Inc. ("ERI"), Ridgeline Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ERI, Eclair Acquisition Company, LLC, a Nevada limited liability company and wholly-owned subsidiary of ERI, HoldCo and Thomas Reeg, Robert Jones and Gary Carano, as the member representatives thereof, entered into a definitive agreement and plan of merger, as amended on November 18, 2013, February 13, 2014 and May 13, 2014 (the "Merger Agreement"). Pursuant to the Merger Agreement, on September 19, 2014 (the "Merger Date"), MTR merged with and into Ridgeline Acquisition Corp., with MTR Gaming surviving the merger (the "MTR Merger"), and HoldCo merged with and into Eclair Acquisition Company, LLC, with HoldCo surviving the merger (the "HoldCo Merger" and, together with the MTR Merger, the "Merger").

On July 7, 2015, ERI entered into a purchase and sale agreement (the "Purchase Agreement") with subsidiaries of MGM Resorts International ("MGM") to purchase the 50% interest in the Silver Legacy Joint Venture held by Galleon, Inc. and the assets constituting Circus Circus Hotel Casino Reno ("Circus Reno") (the "Circus Reno/Silver Legacy Purchase"). The Purchase Agreement for the Circus Reno/Silver Legacy Purchase contemplates an aggregate purchase price of $72.5 million, subject to a working capital adjustment, plus the assumption of the third party debt of the Silver Legacy Joint Venture. For purposes of the unaudited pro forma condensed combined financial statements, the estimated purchase price is approximately $210.9 million (see Note 2). ERI currently has an indirect interest in 48.1% of the interests of the Silver Legacy Joint Venture. The consummation of the Circus Reno/Silver Legacy Purchase is subject to the satisfaction of customary conditions, including the receipt of all required regulatory approvals, and is expected to be consummated by the end of 2015. There can be no assurances that the Circus Reno/Silver Legacy Purchase will be consummated on the terms and conditions described herein, or at all. In connection with the consummation of the Circus Reno/Silver Legacy Purchase, ERI is expected to exercise its rights under the Retained Interest Agreement relating to the 1.9% indirect interest in the Silver Legacy Joint Venture held by certain affiliates of ERI (the "Retained Interest Purchase" and, together with the

Circus Reno/Silver Legacy Purchase, the "Circus Reno/Silver Legacy Transaction"). Following the consummation of the Circus Reno/Silver Legacy Transaction, the Silver Legacy Joint Venture will become a wholly-owned indirect subsidiary of ERI.

ERI intends to offer $375 million aggregate principal amount of senior notes (the "Notes"). The Notes are expected to mature in July 2023. ERI intends to use the net proceeds from the offering of the Notes, together with borrowings under a proposed new $425 million term loan (the "New Term Loan"), proceeds from the sale of equity securities (see discussion below), borrowings under a proposed new $150 million revolving credit facility (the "New Revolving Credit Facility" and, together with the New Term Loan, the "New Credit Facility") and cash on hand, to (i) purchase or otherwise redeem (a) all of the outstanding 8.625% Senior Secured Notes due 2019 issued by Eldorado Resorts LLC and Eldorado Capital Corp. (the "Resorts Notes") and (b) all of the outstanding 11.50% Senior Secured Second Lien Notes due 2019 issued by MTR Gaming Group, Inc. (the "MTR Notes" and, together with the Resorts Notes, the "Existing Notes"), (ii) pay the purchase price for the purchase of all of the assets of Circus Reno and the 50% interest in the Silver Legacy Joint Venture that is currently owned by a subsidiary of MGM Resorts International and repay all amounts outstanding under the Silver Legacy Joint Venture credit facility, and (iii) pay fees and costs associated with such transactions. As used herein, the "Refinancing Transactions" means the offer and sale of the Notes, borrowings under the New Credit Facility and the use of proceeds of the sale of the Notes and borrowings under the New Term Loan to purchase, redeem, defease or otherwise satisfy and discharge the Existing Notes.

For purposes of the unaudited pro forma condensed combined financial statements (the "Unaudited Pro Forma Financial Statements"), a portion of the purchase price for the Circus Reno/Silver Legacy Purchase is assumed to be financed by the Equity Offering that generates net proceeds of approximately $60 million. The actual number of shares of common stock issued in the Equity Offering, if any, will depend on the market price of ERI's common stock at the time of the Equity Offering. There can be no assurances that ERI will be able to sell equity securities on terms that are acceptable to it or at all. If ERI is unable to generate sufficient proceeds from the sale of equity securities, it may incur borrowings under the New Revolving Credit Facility or other indebtedness for such purpose.

The unaudited pro forma condensed combined statements of operations (the "Unaudited Pro Forma Statements of Operations") for the twelve months ended March 31, 2015, the three months ended March 31, 2015 and 2014, and the year ended December 31, 2014 give effect to the Merger as if it had occurred on the first day of the period presented and give effect to the Circus Reno/Silver Legacy Transaction, the Refinancing Transactions and the Equity Offering as if each such transaction had occurred on January 1, 2014, in each case, and reflect pro forma adjustments that are expected to have a continuing impact on the results of operations. The unaudited pro forma combined balance sheet (the "Unaudited Pro Forma Balance Sheet") gives effect to the consummation of the Circus Reno/Silver Legacy Transaction, the Refinancing Transactions and Equity Offering as if each such transaction had occurred on March 31, 2015. The MTR Merger is already reflected in ERI's historical unaudited combined pro forma balance sheet as of March 31, 2015; therefore, no pro forma balance sheet adjustments are necessary to show the pro forma impact of the MTR Merger.

Certain reclassifications have been made to the historical financial statements of ERI, MTR Gaming, the Silver Legacy Joint Venture and Circus Reno to align their presentation in the Unaudited Pro Forma Financial Statements.

The Unaudited Pro Forma Financial Statements have been prepared by management for illustrative purposes only and do not purport to represent what the results of operations, balance sheet data or other financial information of ERI would have been if the Merger and the Circus Reno/Silver Legacy Purchase (collectively, the "Acquisition Transactions") had occurred as of the dates indicated or what such results will be for any future periods. The pro forma adjustments are based on the preliminary assumptions and information available at the time of the preparation of this report. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Acquisition Transactions, (2) factually supportable, and (3) with respect to the Unaudited Pro Forma Statements of Operations, expected to have a continuing impact on the combined results of ERI. As such, the Unaudited Pro Forma Statements of Operations for the twelve months ended March 31, 2015, the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014 do not reflect non-recurring charges that have or will be incurred in connection with the Acquisition Transactions. The Unaudited Pro Forma Statements of Operations also do not reflect any cost savings from potential operating efficiencies or associated costs to achieve such savings or synergies that are expected to result from the Acquisition Transactions nor does it include any costs associated with severance, exit or disposal of businesses or assets, restructuring or integration activities resulting from the Acquisition Transactions, as they are currently not known, and, to the extent they arise, they are expected to be non-recurring and will not have been incurred at the closing date of the applicable Acquisition Transaction. However, such costs could affect the combined company following the Acquisition Transaction in the period the costs are incurred. Further, the Unaudited Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Acquisition Transactions.

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined balance sheet

	ERI			Silver Legacy		Circus Reno
as of March 31, 2015 (dollars in thousands)	Historical	Refinancing pro forma adjustments(a)	Refinancing pro forma totals	Historical	Acquisition pro forma adjustments(a)	Historical	Acquisition pro forma adjustments(a)	Equity issuance(a)	Acquisition adjustments(a)	Eliminating entries	Combined Company pro forma

Current Assets
Cash and cash equivalents	$71,913	$13,564	$85,477	$18,325	$5,000	$5,289	$—	$60,000	$(156,000)	$—	$18,091
Restricted cash	8,357	—	8,357	—	—	—	—	—	—	—	8,357
Accounts receivable, net of allowance for doubtful accounts	5,608	—	5,608	2,361	—	670	—	—	—	—	8,639
Due from members and affiliates	312	—	312	415	—	—	—	—	—	—	727
Inventories	7,149	—	7,149	2,048	—	2,197	—	—	—	—	11,394
Prepaid expenses and other current assets	8,632	—	8,632	2,845	—	1,285	—	—	—	—	12,762

Total current assets	101,971	13,564	115,535	25,994	5,000	9,441	—	60,000	(156,000)	—	59,970
Restricted cash	2,500	(2,500)	—	5,000	(5,000)	—	—	—	—	—	—
Investment in and advances to unconsolidated affiliates	13,491	—	13,491	—	—	—	—	—	—	(13,491)	—
Investment in subsidiaries	—	—	—	—	—	—	—	—	163,413	(163,413)	—
Property and equipment, net	449,754	—	449,754	188,241	(23,291)	13,647	3,133	—	—		631,484
Gaming licenses and other intangibles, net	489,978	—	489,978	—	6,700	3,101	(1,701)	—	—	—	498,078
Non-operating real property	16,419	—	16,419	—	—	—		—	—	—	16,419
Goodwill	66,826	—	66,826	—	—	—		—	—	—	66,826
Other assets, net	9,513	19,442	28,955	5,904	(4,732)	564	—	—	—	—	30,691

Total assets	$1,150,452	$30,506	$1,180,958	$225,139	$(21,323)	$26,753	$1,432	$60,000	$7,413	$(176,904)	$1,303,468

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined balance sheet

	ERI			Silver Legacy		Circus Reno
as of March 31, 2015 (dollars in thousands)	Historical	Refinancing pro forma adjustments(a)	Refinancing pro forma totals	Historical	Acquisition pro forma adjustments(a)	Historical	Acquisition pro forma adjustments(a)	Equity issuance(a)	Acquisition adjustments(a)	Eliminating entries	Combined Company pro forma

Current liabilities:
Current portion of long-term debt	$—	$—	$—	$5,000	$(5,000)	$—	$—	$—	$—	$—	—
Current portion of capital lease obligations	31	—	31	—	—	—	—	—	—	—	31
Accounts payable	9,776	—	9,776	3,356	—	1,373		—	—	—	14,505
Interest payable	14,972	(14,972)	—	528	(528)	—		—	—	—	—
Income taxes payable	423	—	423	—	—	—		—	—	—	423
Accrued gaming taxes and assessments	8,560	—	8,560	1,018	—	556		—	—	—	10,134
Accrued payroll	10,389	—	10,389	2,920	—	3,582		—	—	—	16,891
Accrued other liabilities	27,716	—	27,716	5,435	—	2,603		—	7,413	—	43,167
Deferred income taxes	2,608	—	2,608	—	—	—		—	—	—	2,608
Due to affiliates	223	—	223	292	—	—	—	—	—	—	515

Total current liabilities	74,698	(14,972)	59,726	18,549	(5,528)	8,114	—	—	7,413	—	88,274
Long-term debt, less current portion	776,090	46,910	823,000	78,500	(78,500)	—		—	—	—	823,000
Member notes, net	—	—	—	10,134	(10,134)	—		—	—	—	—
Capital lease obligations, less current portion	1	—	1	—	—	—		—	—	—	1
Deferred income taxes	145,073	—	145,073	—	—	—		—	—	—	145,073
Other liabilities	8,542	—	8,542	—	—	—	—	—	—	—	8,542

Total liabilities	1,004,404	31,938	1,036,342	107,183	(94,162)	8,114	—	—	7,413	—	1,064,890
Stockholders' equity
Members' equity	—	—	—	117,956	72,839	—	—	—	—	(190,795)	—
Common stock, 100,000,000 shares authorized, 46,426,714 issued and outstanding, par value $0.00001	—	—	—	—	—	—	—	—	—		—
Paid-in capital	166,447	—	166,447	—	—	91,724	(91,724)	60,000	—	13,994	240,441
Accumulated deficit	(20,589)	(1,432)	(22,021)	—	—	(73,085)	93,156	—	—		(1,950)
Accumulated other comprehensive loss	87	—	87	—	—	—	—	—	—	—	87

Stockholders' equity before non-controlling interest	145,945	(1,432)	144,513	117,956	72,839	18,639	1,432	60,000	—	(176,801)	238,578
Non-controlling interest	103	—	103	—	—	—	—	—	—	(103)	—

Total stockholders' equity	146,048	(1,432)	144,616	117,956	72,839	18,639	1,432	60,000	—	(176,904)	238,578

Total liabilities and stockholders' equity	$1,150,452	$30,506	$1,180,958	$225,139	$(21,323)	$26,753	$1,432	$60,000	$7,413	$(176,904)	$1,303,468

(a)    Refer to the notes to the Unaudited Pro Forma Condensed Combined Financial Statements for discussion of reclassification and pro forma adjustments.

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined statement of operations

	Eldorado	MTR Gaming				Silver Legacy			Circus Reno
Three months ended March 31, 2015 (dollars in thousands, except per share amounts)	Eldorado pro forma historical	MTR Gaming pro forma historical	Merger pro forma adjustments(a)		ERI pro forma total	Adjusted historical	Pro forma adjustments(a)		Adjusted historical	Pro forma adjustments(a)		Financing pro forma adjustments(a)	Acquisition pro forma adjustments(a)		Combined company pro forma

Operating Revenues:
Casino	$46,353	$101,309	$—		$147,662	$16,667	$—		$7,466	$—		$—	$—		$171,795
Pari-mutuel commissions	—	1,205	—		1,205	—	—		—	—		—	—		1,205
Food and beverage	14,465	7,717	—		22,182	7,493	—		3,117	—		—	—		32,792
Hotel	5,886	1,148	—		7,034	6,384	—		3,731	—		—	—		17,149
Other	2,262	2,464	—		4,726	1,899	—		3,578	—		—	—		10,203

Total revenues	68,966	113,843	—		182,809	32,443	—		17,892	—		—	—		233,144
Less promotional allowances	(10,579)	(4,779)	—		(15,358)	(4,792)	—		(1,210)	—		—	—		(21,360)

Net revenues	58,387	109,064	—		167,451	27,651	—		16,682	—		—	—		211,784

Operating expenses:
Casino	24,585	62,233			86,818	8,490	—		3,601	—		—	—		98,909
Pari-mutuel commissions		1,696			1,696	—	—		—	—		—	—		1,696
Food and beverage	6,619	5,302			11,921	4,566	—		2,522	—		—	—		19,009
Hotel	1,853	337			2,190	2,612	—		2,406	—		—	—		7,208
Other	1,686	1,181			2,867	1,076	—		1,959	—		—	—		5,902
Marketing and promotions	3,847	3,254		(1)	7,101	1,905	—	(7)	848	—	(11)	—	—		9,854
General and administrative	11,755	15,949			27,704	4,787	—		4,624	—		—	—		37,115
Depreciation and amortization	3,930	10,539	(3,955)	(3)	10,514	3,047	(1,537)	(8)	230	(113)	(12)	—	—		12,141

Total operating expenses	54,275	100,491	(3,955)		150,811	26,483	(1,537)		16,190	(113)		—	—		191,834

(Loss) gain on sale or disposition of property	—	1	—		1	(12)	—		—	—		—	—		(11)
Acquisition charges	—	(84)	84	(2)	—	—	—		—	—		—	—		—
Equity in income (losses) of unconsolidated affiliate	(518)	—	—	(4)	(518)	—	—		—	—		—	518	(16)	—

Operating income (loss)	3,594	8,490	4,039		16,123	1,156	1,537		492	113		—	518		19,939

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined statement of operations

	Eldorado	MTR Gaming				Silver Legacy			Circus Reno
Three months ended March 31, 2015 (dollars in thousands, except per share amounts)	Eldorado pro forma historical	MTR Gaming pro forma historical	Merger pro forma adjustments(a)		ERI pro forma total	Adjusted historical	Pro forma adjustments(a)		Adjusted historical	Pro forma adjustments(a)	Financing pro forma adjustments(a)		Acquisition pro forma adjustments(a)		Combined company pro forma

Other income (expense):
Interest income	4	1			5	—			—						5
Interest expense	(3,838)	(13,399)	—	(5)	(17,237)	(2,738)	2,738	(9)	—	—	4,708	(13)	—		(12,529)
Gain on extinguishment of debt (Refinance)	—	—	—		—	—	—		—	—	—	(14)	—		—
Gain on termination of supplemental executive retirement plan	—	—	—		—	—	—		—	—	—		—	(16)	—

Net (loss) income before income taxes	(240)	(4,908)	4,039		(1,109)	(1,582)	4,275		492	113	4,708		518		7,415
Provision (benefit) for income taxes	1,887	(2,903)	(1,414)	(6)	(2,430)	—	—	(10)	—	—	1,414	(15)	—		(1,016)

Net (loss) income	1,647	(7,811)	2,625		(3,539)	(1,582)	4,275		492	113	6,122		518		6,399

Less net (income) loss attributable to non-controlling interest	—	—	—		—	—	—		—	—	—		—		—

Net (loss) income attributable to the Company	$1,647	$(7,811)	$2,625		$(3,539)	$(1,582)	$4,275		$492	$113	$6,122		$518		$6,399

Net income per share
Basic					$(0.08)

Diluted					$(0.08)

Weighted average number of shares outstanding:
Basic					46,494,638

Diluted					46,494,638

(a)      Refer to the notes to the Unaudited Pro Forma Condensed Combined Financial Statements for discussion of reclassification and pro forma adjustments.

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined statement of operations

	Eldorado	MTR Gaming				Silver Legacy			Circus Reno
Twelve months ended March 31, 2015 (dollars in thousands, except per share amounts)	Pro forma historical	Pro forma historical	Merger pro forma adjustments(a)		ERI pro forma total	Adjusted historical	Pro forma adjustments(a)		Circus pro forma historical	Circus pro forma adjustments(a)		Financing pro forma adjustments(a)		Acquisition pro forma adjustments(a)		Combined company pro forma

Operating revenues:
Casino	$186,858	$428,399	$—		$615,257	$74,351	$—		$29,132	$—		$—		$—		$718,740
Pari-mutuel commissions	—	9,925	—		9,925	—	—		—	—		—		—		9,925
Food and beverage	59,242	34,338	—		93,580	33,312	—		12,948	—		—		—		139,840
Hotel	26,646	4,809	—		31,455	32,561	—		19,042	—		—		—		83,058
Other	9,322	13,620	—		22,942	7,850	—		13,413	—		—		—		44,205

Total revenues	282,068	491,091	—		773,159	148,074	—		74,535	—		—		—		995,768
Less promotional allowances	(43,056)	(20,810)	—		(63,866)	(20,905)	—		(4,828)	—		—		—		(89,599)

Net revenues	239,012	470,281	—		709,293	127,169	—		69,707	—		—		—		906,169

Operating expenses:
Casino	100,602	254,004	10,392		364,998	36,632	—		14,433	—		—		—		416,063
Pari-mutuel commissions	—	10,418	—		10,418	—	—		—	—		—		—		10,418
Food and beverage	28,681	30,122	(8,717)		50,086	20,707	—		10,681	—		—		—		81,474
Hotel	7,574	2,950	(865)		9,659	12,216	—		10,495	—		—		—		32,370
Other	7,292	7,648	(810)		14,130	4,903	—		7,692	—		—		—		26,725
Marketing and promotions	17,266	14,840	—	(1)	32,106	7,619	3,300	(7)	3,613	225	(11)	—		—		46,863
General and administrative	46,412	64,428	—		110,840	19,453	—		19,250	—		—		—		149,543
Depreciation and amortization	16,096	37,275	(13,181)	(3)	40,190	10,934	(5,005)	(8)	919	(461)	(12)	—		—		46,577

Total operating expenses	223,923	421,685	(13,181)		632,427	112,464	(1,705)		67,083	(236)		—		—		810,033

Loss on sale or disposition of property	(84)	(165)	—		(249)	(14)	—		—	—		—		—		(263)
Acquisition charges	(4,976)	(8,246)	13,222	(2)	—	—	—		—	—		—		—		—
Equity in income (losses) of unconsolidated affiliate	2,567	—	(447)	(4)	2,120	—	—		—	—		—		(2,120)	(16)	—

Operating income (loss)	12,596	40,185	25,956		78,737	14,691	1,705		2,624	236		—		(2,120)		95,873

Other income (expense):
Interest income	15	8	—		23	—	—		4	—		—		—		27
Interest expense	(15,390)	(61,158)	5,476	(5)	(71,072)	(11,038)	11,038	(9)	—	—		20,951	(13)	—		(50,121)
Gain on extinguishment of debt (Refinance)	—	—	—		—	—	—		—	—		(1,432)	(14)	—		(1,432)
Gain on termination of supplemental executive retirement plan	715	—	—		715	1,430	—		—	—		—		(715)	(16)	1,430
Change in fair value of supplemental executive retirement plan assets	—	—	—		—	43	—		—	—		—		—		43
Loss on extinguishment of debt	—	(90)	—		(90)	—	—		—	—		—		—		(90)

Net (loss) income before income taxes	(2,064)	(21,055)	31,432		8,313	5,126	12,743		2,628	236		19,519		(2,835)		45,730
Provision (benefit) for income taxes	833	(5,835)	(8,835)	(6)	(13,837)	—	—	(10)	—	—		8,835	(15)	—		(5,002)

Net (loss) income	(1,231)	(26,890)	22,597		(5,524)	5,126	12,743		2,628	236		28,354		(2,835)		40,728
Less net (income) loss attributable to non-controlling interest	(103)	—	—		(103)	—	—		—	—		—		103		—

Net (loss) income attributable to the Company	$(1,334)	$(26,890)	$22,597		$(5,627)	$5,126	$12,743		$2,628	$236		$28,354		$(2,732)		$40,728

Net income per share
Basic					$(0.12)

Diluted					$(0.12)

Weighted average number of shares outstanding:
Basic					46,423,010

Diluted					46,423,010

(a)        Refer to the notes to Unaudited Pro Forma Condensed Combined Financial Statements for discussion of reclassification adjustments.

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined statement of operations

	Eldorado	MTR Gaming				Silver Legacy			Circus Reno
Three months ended March 31, 2014 (dollars in thousands, except per share amounts)	Pro forma historical	Pro forma historical	Merger pro forma adjustments(a)		ERI pro forma total	Adjusted historical	Pro forma adjustments(a)		Adjusted historical	Pro forma adjustments(a)		Financing pro forma adjustments(a)		Acquisition pro forma adjustments(a)		Combined company pro forma

Operating revenues:
Casino	$44,669	$106,950	$—		$151,619	$16,462	$—		$6,347	$—		$—		$—		$174,428
Pari-mutuel commissions	—	1,280	—		1,280	—	—		—	—		—		—		1,280
Food and beverage	14,347	7,807	—		22,154	7,505	—		2,887	—		—		—		32,546
Hotel	5,887	1,188	—		7,075	6,158	—		3,318	—		—		—		16,551
Other	2,180	2,421	—		4,601	1,948	—		3,262	—		—		—		9,811

Total revenues	67,083	119,646	—		186,729	32,073	—		15,814	—		—		—		234,616
Less promotional allowances	(10,053)	(4,818)	—		(14,871)	(4,496)	—		(1,219)	—		—		—		(20,586)

Net revenues	57,030	114,828	—		171,858	27,577	—		14,595	—		—		—		214,030

Operating expenses:
Casino	23,974	66,335			90,309	8,289	—		3,477	—		—		—		102,075
Pari-mutuel commissions	—	1,742			1,742	—	—		—	—		—		—		1,742
Food and beverage	7,021	4,731			11,752	4,687	—		2,369	—		—		—		18,808
Hotel	1,945	344			2,289	2,793	—		2,245	—		—		—		7,327
Other	1,649	1,366			3,015	1,236	—		1,857	—		—		—		6,108
Marketing and promotions	4,137	3,307		(1)	7,444	1,884	1,100	(7)	791	75	(11)	—		—		11,294
General and administrative	10,812	16,488			27,300	4,633	—		4,822	—		—		—		36,755
Depreciation and amortization	4,188	7,784	(2,461)	(3)	9,511	2,652	(1,219)	(8)	239	(128)	(12)	—		—		11,055

Total operating expenses	53,726	102,097	(2,461)		153,362	26,174	(119)		15,800	(53)		—		—		195,164

(Loss) gain on sale or disposition of property	—	(18)	—		(18)	2	—		—	—		—		—		(16)
Acquisition charges	(1,372)	(521)	1,893	(2)	—	—	—		—	—		—		—		—
Equity in income (losses) of unconsolidated affiliate	(380)	—	(272)	(4)	(652)	—	—		—	—		—		652	(16)	—

Operating income (loss)	1,552	12,192	4,082		17,826	1,405	119		(1,205)	53		—		652		18,850

Other income (expense):
Interest income	4	2	—		6	—	—		—	—		—		—		6
Interest expense	(3,889)	(17,390)	2,999	(5)	(18,280)	(2,737)	2,737	(9)	—	—		5,700	(13)	—		(12,580)
Gain on extinguishment of debt (Refinance)	—	—	—		—	—	—		—	—		—	(14)	—		—
Gain on termination of supplemental executive retirement plan	—	—	—		—	—	—		—	—		—		—	(16)	—
Change in fair value of supplemental executive retirement plan assets	—	—	—		—	26	—		—	—		—		—		26
Loss on extinguishment of debt	—	—	—		—	—	—		—	—		—		—		—

Net (loss) income before income taxes	(2,333)	(5,196)	7,081		(448)	(1,306)	2,856		(1,205)	53		5,700		652		6,302
Provision (benefit) for income taxes	—	(1,017)	(1,662)	(6)	(2,679)	—	—	(10)	—	—		1,662	(15)	—		(1,017)

Net (loss) income	(2,333)	(6,213)	5,419		(3,127)	(1,306)	2,856		(1,205)	53		7,362		652		5,285
Less net (income) loss attributable to non-controlling interest	—	—	—		—	—	—		—	—		—		—		—

Net (loss) income attributable to the Company	$(2,333)	$(6,213)	$5,419		$(3,127)	$(1,306)	$2,856		$(1,205)	$53		$7,362		$652		$5,285

Net income per share
Basic					$(0.07)

Diluted					$(0.07)

Weighted average number of shares outstanding:
Basic					46,386,342

Diluted					46,386,342

(a)      Refer to the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for discussion of reclassification and pro forma adjustments.

Eldorado Resorts, Inc.
Unaudited pro forma condensed combined statement of operations

	Eldorado	MTR Gaming				Silver Legacy			Circus Reno
Year ended December 31, 2014 (dollars in thousands, except per share amounts)	Pro forma historical	Pro forma historical	Merger pro forma adjustments(a)		ERI pro forma total	Adjusted historical	Pro forma adjustments(a)		Adjusted historical	Pro forma adjustments(a)		Financing pro forma adjustments(a)		Acquisition pro forma adjustments(a)		Combined company pro forma

Operating Revenues:
Casino	$185,174	$434,040	$—		$619,214	$74,146	$—		$28,013	$—		$—		$—		$721,373
Pari-mutuel commissions	—	10,000	—		10,000	—	—		—	—		—		—		10,000
Food and beverage	59,124	34,428	—		93,552	33,324	—		12,718	—		—		—		139,594
Hotel	26,647	4,849	—		31,496	32,335	—		18,629	—		—		—		82,460
Other	9,240	13,577	—		22,817	7,899	—		13,097	—		—		—		43,813

Total revenues	280,185	496,894	—		777,079	147,704	—		72,457	—		—		—		997,240
Less promotional allowances	(42,530)	(20,849)	—		(63,379)	(20,609)	—		(4,837)	—		—		—		(88,825)

Net revenues	237,655	476,045	—		713,700	127,095	—		67,620	—		—		—		908,415

Operating expenses:
Casino	99,991	258,106	10,392		368,489	36,431	—		14,309	—		—		—		419,229
Pari-mutuel commissions	—	10,464	—		10,464	—	—		—	—		—		—		10,464
Food and beverage	29,083	29,551	(8,717)		49,917	20,828	—		10,528	—		—		—		81,273
Hotel	7,666	2,957	(865)		9,758	12,397	—		10,334	—		—		—		32,489
Other	7,255	7,833	(810)		14,278	5,063	—		7,590	—		—		—		26,931
Marketing and promotions	17,556	14,893	—	(1)	32,449	7,598	4,400	(7)	3,556	300	(11)	—		—		48,303
General and administrative	45,469	64,967	—		110,436	19,299	—		19,448	—		—		—		149,183
Depreciation and amortization	16,354	34,520	(11,687)	(3)	39,187	10,539	(4,688)	(8)	928	(476)	(12)	—		—		45,490

Total operating expenses	223,374	423,291	(11,687)		634,978	112,155	(288)		66,693	(176)		—		—		813,362

Loss on sale or disposition of property	(84)	(184)	—		(268)	—	—		—	—		—		—		(268)
Acquisition charges	(6,348)	(8,683)	15,031	(2)	—	—	—		—	—		—		—		—
Equity in income (losses) of unconsolidated affiliate	2,705	—	(719)	(4)	1,986	—	—		—	—		—		(1,986)	(16)	—

Operating income (loss)	10,554	43,887	25,999		80,440	14,940	288		927	176		—		(1,986)		94,785

Other income (expense):
Interest income	15	9			24	—			4							28
Interest expense	(15,441)	(65,149)	8,475	(5)	(72,115)	(11,037)	11,037	(9)	—	—		21,943	(13)	—		(50,172)
Gain on extinguishment of debt (Refinance)	—	—	—		—	—	—		—	—		(1,432)	(14)	—		(1,432)
Gain on termination of supplemental executive retirement plan	715	—	—		715	1,430	—		—	—		—		(715)	(16)	1,430
Change in fair value of supplemental executive retirement plan assets	—	—			—	69			—							69
Loss on extinguishment of debt	—	(90)	—		(90)	—	—		—	—		—		—		(90)

Net (loss) income before income taxes	(4,157)	(21,343)	34,474		8,974	5,402	11,325		931	176		20,511		(2,701)		44,618
Provision for income taxes	(1,054)	(3,949)	(9,083)	(6)	(14,086)	—	—	(10)	—	—		9,083	(15)	—		(5,003)

Net (loss) income	(5,211)	(25,292)	25,391		(5,112)	5,402	11,325		931	176		29,594		(2,701)		39,615

Less net (income) loss attributable to non-controlling interest	(103)	—	—		(103)	—	—		—	—		—		103		—

Net (loss) income attributable to the Company	$(5,314)	$(25,292)	$25,391		$(5,215)	$5,402	$11,325		$931	$176		$29,594		$(2,598)		$39,615

Net income per share from continuing operations
Basic					$(0.11)

Diluted					$(0.11)

Weighted averaged number of shares outstanding:
Basic					46,396,307

Diluted					46,396,307

(a)
Refer to the notes to Unaudited Pro Forma Condensed Combined Financial Statements for discussion of reclassification adjustments.

Eldorado Resorts, Inc.
Notes to unaudited pro forma condensed combined financial statements

Note 1.  Basis of presentation

The Unaudited Pro Forma Financial Statements have been derived by applying pro forma adjustments to the historical unaudited consolidated interim financial statements as of and for the twelve months ended March 31, 2015, the three months ended March 31, 2015 and 2014 and the year ended December 31, 2014 of ERI, MTR Gaming, HoldCo, the Silver Legacy Joint Venture ("Silver Legacy") and Circus Reno.

The Unaudited Pro Forma Financial Statements have been prepared giving effect to both accounting acquisitions of MTR Gaming by HoldCo and Silver Legacy and Circus Reno by ERI in a transaction to be accounted for as a purchase in accordance with ASC Topic No. 805, Business Combinations. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in the notes to the Unaudited Pro Forma Financial Statements, is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition Date.

The Unaudited Pro Forma Financial Statements should be read in conjunction with:

•
the accompanying notes to the Unaudited Pro Forma Financial Statements;

•
the separate historical audited consolidated financial statements of ERI and Silver Legacy as of and for the year ended December 31, 2014;

•
the separate historical unaudited consolidated interim financial statements of ERI and Silver Legacy as of and for the three months ended March 31, 2015 and 2014;

•
and the MTR Gaming Group, Inc. audited financial statements as of and for the year ended December 31, 2014 which provides a summary of the calculation of purchase consideration related to the MTR Merger.

Note 2.  Calculation of estimated purchase consideration—Circus Reno/Legacy purchase

The total estimated purchase price for the purpose of this pro forma financial information is $210.9 million. The purchase consideration in the acquisition was determined with reference to its acquisition date fair value.

Purchase Price Calculation (dollars in thousands)	Silver Legacy	Circus Reno	Total

Cash consideration paid by ERI for MGM's 50% equity interest and MGM's member note	$55,100	$17,400	$72,500
Fair value of ERI's preexisting 50% equity interest	46,600	—	46,600
Cash paid by ERI to retire Silver Legacy's long term debt(1)	83,727	—	83,727
Fair value of settled ERI member note	5,368	—	5,368
Estimated closing Circus Reno net working capital(2)	—	2,671	2,671

Estimated purchase consideration	$190,795	$20,071	$210,866

(1)    Represents $5.0 million current portion of long-term debt, $78.5 million of long-term debt and $0.2 million of accrued interest. Management assumes it will repay the existing debt facilities upon acquisition.

(2)    Per the purchase agreement, the purchase price will be $72.5 million plus the Final Closing Circus Reno Net Working Capital (as defined in the purchase agreement).

Preliminary Purchase Price Allocation

The following table summarizes the preliminary allocation of the estimated purchase consideration to the identifiable assets acquired and liabilities assumed in the Circus Reno/Silver Legacy Purchase. The fair values were based on management's analysis, including preliminary work performed by third-party valuation specialists. The following table summarizes the preliminary purchase price allocation of the acquired assets and assumed liabilities as of March 31, 2015 (dollars in thousands):

	Silver Legacy	Circus Reno	Total

Current and other assets	$30,994	$9,441	$40,435
Property and equipment	164,950	16,780	181,730
Intangible assets (1)	6,700	1,400	8,100
Other noncurrent assets	1,172	564	1,736

Total assets	203,816	28,185	232,001
Liabilities	13,021	8,114	21,135

Net assets acquired	$190,795	$20,071	$210,866

(1)    Intangible assets consist of trade names which are non-amortizable and customer loyalty programs which are amortized over one year.

Trade receivables and payable, inventory as well as other current and noncurrent assets and liabilities was valued at the existing carrying values as they represented the fair value of those items at March 31, 2015, based on management's judgments and estimates.

The fair value estimate of property and equipment utilized a combination of the cost and market approaches, depending on the characteristics of the asset classification. The fair value of land was determined using the market approach, which considers sales of comparable assets and applies compensating factors for any differences specific to the particular assets. With respect to personal property components of the assets (gaming equipment, furniture, fixtures and equipment, computers, and vehicles) the cost approach was used, which is based on replacement or reproduction costs of the asset. Building and site improvements were valued using the cost approach using a direct cost model built on estimates of replacement cost.

Trade names were valued using the relief-from-royalty method. The customer loyalty program was valued using a combination of a replacement cost and lost profits analysis. Management has assigned trade names an indefinite useful life, in accordance with its review of applicable guidance of ASC 350. The standard required management to consider, among other things, the expected use of the asset, the expected useful life of other related asset or asset group, any legal, regulatory, or contractual provisions that may limit the useful life, the Company's own historical experience in renewing similar arrangements, the effects of obsolescence, demand and other economic factors, and the maintenance expenditures required to obtain the expected cash flows. In that analysis, management determined that no legal, regulatory, contractual, competitive, economic or other factors limit the useful lives of these intangible assets. The customer loyalty program is being amortized on a straight-line basis over a one year useful life.

Note 3.  Unaudited pro forma financial statements transaction adjustments

1)
The amortization expense related to the definite-lived intangibles of $1.9 million for the twelve months ended March 31, 2015, $0.5 million for the three months ended March 31, 2015 and 2014 and $1.9 million for the year ended December 31, 2014, was based on the adjustments to the fair value of intangible assets as the result of the addition of other intangible assets to the balance sheet, primarily consisting of $8.7 million for trade names and $4.1 million for the MTR Gaming InClub player development program, and an increase in goodwill, amortized over the respective useful lives of the intangible assets. The trade names were valued using the relief-from-royalty method using royalty rates ranging from 0.5-1.0%. The MTR Gaming InClub program was valued using a combination of a replacement cost and lost profits analysis. The goodwill increased from $0.6 million, the result of the contingent purchase consideration associated with the 2003 Scioto Downs acquisition, to approximately $56.1 million, the result of the purchase consideration of the proposed transaction exceeding the fair values of the acquired tangible and intangible assets. A summary of the allocation of the purchase price and the calculation of goodwill is shown in further detail in Note 2, Calculation of estimated purchase consideration. Amortization expense is included within marketing and promotions expense in the Unaudited Pro Forma Statement of Operations.

2)
In conjunction with the Merger, HoldCo and MTR Gaming incurred approximately $9.5 million and $13.1 million, respectively, for a total of $22.6 million in transaction related costs, which consisted primarily of legal, financial advisor, gaming license transfer fee, accounting and consulting costs. For the twelve months ended March 31, 2015, three months ended March 31, 2015 and 2014, and year ended December 31, 2014, transaction costs of $13.2 million, $0.1 million, $1.9 million and $15.0 million, respectively, were eliminated from the historical combined financial statements.

3)
Adjustments to depreciation expense relate to the adjustment to fair value assigned to MTR Gaming's property and equipment in the amount of $70.3 million and were based on comparing the historical depreciation recorded during the periods presented to the revised depreciation. The revised depreciation was calculated by dividing, on a straight line basis, the fair value assigned to MTR Gaming's property and equipment by the estimated remaining useful lives assigned to the assets. For the twelve months ended March 31, 2015, pro forma depreciation expense decreased $13.2 million due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets. For the three months ended March 31, 2015 and 2014, pro forma depreciation expense decreased $4.0 million and $2.5 million, respectively, due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets. For the year ended December 31, 2014, pro forma depreciation expense decreased $11.7 million due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets, offset in part by additional depreciation associated with assets assigned a remaining useful life of one year or less.

4)
Reflects the elimination of Resorts' investment in Tamarack. Resorts owned a 21.25% equity method investment in Tamarack, which owns and operates Tamarack Junction Casino, a casino in south Reno. Resorts disposed its ownership of Tamarack prior to the Merger Date. The disposition resulted in an adjustment of $0.4 million for the twelve months ended March 31, 2015, $0.3 million for three months ended March 31, 2014 and $0.7 million the year ended December 31, 2014, respectively, in the Unaudited Pro Forma Statement of Operations to remove the equity income attributable to Tamarack in the periods presented. There were no adjustments for the March 31, 2015 period.

5)
The fair value of the assumed long term debt was estimated using bid prices for MTR Notes as of September 19, 2014. Pro forma adjustments related to the fair value of MTR Gaming's debt increased total debt by $65 million.

  The following table illustrates the pro forma adjustments to interest expense for the twelve months ended March 31, 2015, the three months ended March 31, 2014 and the year ended December 31, 2014

  (dollars in thousands). No adjustments related to MTR Gaming's debt were required for the three months ended March 31, 2015.

	Twelve months ended March 31, 2015	Three months ended March 31, 2014	Year ended December 31, 2014

Elimination of deferred financing cost amortization	$766	$410	$1,176
Elimination of debt discount amortization	989	530	1,518
Amortization of premium on fair value adjustment	3,721	2,059	5,781

Total adjustments to interest expense, net	$5,476	$2,999	$8,475

6)
The provision for income taxes presented in the Unaudited Pro Forma Statements of Operations reflects provision expense on the fair value pro forma adjustments of MTR Gaming. Additionally, a pro forma adjustment was recorded to reflect the impact of the Merger on HoldCo's provision for income taxes. Prior to the HoldCo Merger, HoldCo was not subject to federal taxes. However, as a result of the consummation of the Merger, HoldCo will be included in a consolidated corporate income tax return and be subject to corporate statutory tax rates partially offset by a valuation allowance. MTR Gaming's consolidated effective income tax rate differs from the statutory rate due to the impact of a valuation allowance recognized against MTR Gaming's net deferred tax asset exclusive of indefinite-lived intangible deferred tax liabilities.

7)
Amortization expense for Silver Legacy's definite-lived intangibles of $3.3 million for the twelve months ended March 31, 2015, $1.1 million for the three months ended March 31, 2014 and $4.4 million for the year ended December 31, 2014, was based on the increases in the fair value of intangible assets as the result of the addition of other intangible assets to the balance sheet, primarily consisting of $4.4 million for the Star Rewards player development program. No pro forma adjustments were required for the three months ended March 31, 2015 based on the one year amortization period. The Star Rewards player development programs was valued using a combination of replacement cost and lost profits analysis. Amortization expense is included marketing and promotions expense in the Unaudited Pro Forma Statements of Operations.

8)
Adjustments to Silver Legacy's depreciation expense relate to the adjustment in fair value assigned to their property and equipment in the amount of $0.5 million and were based on comparing the historical depreciation recorded during the periods presented to the revised depreciation. The revised depreciation was calculated by dividing, on a straight line basis, the fair value assigned to Silver Legacy's property and equipment by the estimated remaining useful lives assigned to the assets. For the twelve months ended March 31, 2015, pro forma depreciation expense decreased $5.0 million due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets. For the three months ended March 31, 2015 and 2014, pro forma depreciation expense decreased $1.5 million and $1.2 million, respectively, due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets. For the year ended December 31, 2014, pro forma depreciation expense decreased $4.7 million due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets.

9)
Included in the consideration for the acquisition of Silver Legacy is an assumption of debt by ERI, which is expected to be repaid or retired in connection with the purchase. As a result interest expense for Silver Legacy decreased $11.0 million for the twelve months ended March 31, 2015, $2.7 million for the three months ended March 31, 2015 and 2014, and $11.0 million for the year ended December 31, 2014.

10)
Silver Legacy is not subject to federal taxes. Upon consummation of the acquisition, Silver Legacy will be included in a consolidated corporate income tax return and be subject to corporate statutory tax rates. However, because ERI has a full valuation allowance on its deferred tax assets, a 0% effective tax rate is assumed for the purposes of the Unaudited Pro Forma Statements of Operations.

11)
Amortization expense for Circus Reno's definite-lived intangibles of $0.2 million for the twelve months ended March 31, 2015, $0.1 million for the three months ended March 31, 2014 and $0.3 million for the year ended December 31, 2014, was based on the increases in the fair value of intangible assets as the result of the addition of other intangible assets to the balance sheet, primarily consisting of $0.3 million for the player development program. No pro forma adjustments were required for the three months ended March 31, 2015 based on the one year amortization period. The player development program was valued using a combination of replacement cost and lost profits analysis. Amortization expense is included marketing and promotions expense in the Unaudited Pro Forma Statements of Operations.

12)
Adjustments to Circus Reno's depreciation expense relate to the decrease in fair value assigned to their property and equipment in the amount of $1.4 million and were based on comparing the historical depreciation recorded during the periods presented to the revised depreciation. The revised depreciation was calculated by dividing, on a straight line basis, the fair value assigned to Circus Reno's property and equipment by the estimated remaining useful lives assigned to the assets. For the twelve months ended March 31, 2015, pro forma depreciation expense decreased $0.5 million due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets. For the three months ended March 31, 2015 and 2014, pro forma depreciation expense decreased $0.1 million due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets. For the year ended December 31, 2014, pro forma depreciation expense decreased $0.5 million due to a reduction in the overall fair value in property and equipment, as well as the impact of an increase in the remaining useful life assigned to certain assets.

13)
For purposes of calculating pro forma interest expense, the blended interest rate applicable to the Notes, New Term Loan and New Credit Facility has been assumed to be 5.75%. For the twelve months ended March 31, 2015, three months ended March 31, 2015 and 2014, and the year ended December 31, 2014, pro forma interest expense was $50.1 million, $12.5 million, $12.9 million and $50.2 million, respectively. These amounts include amortization of debt issuance costs associated with the Refinancing Transactions totaling $3.0 million for the twelve months ended March 31, 2015 and year ended December 31, 2014 and $0.7 million for the three months ended March 31, 2015 and 2014.

14)
The net loss on extinguishment of debt of $1.4 million represents the gain resulting from the write off of the unamortized premium on the MTR Notes of $47.4 million offset by the losses resulting from the payment of the call premium on the Existing Notes of $45.3 million and the write off of the unamortized deferred financing costs of $3.5 million on the Resorts' Notes.

15)
ERI is subject to a 35% statutory tax rate offset by a valuation allowance against its net deferred tax assets exclusive of indefinite-lived intangible deferred tax liabilities which generally cannot be offset against deferred tax assets. The pro forma adjustment represents the valuation allowance applied to reduce the income tax expense associated with deferred tax asset utilization.

16)
Upon consummation of the Circus Reno/Silver Legacy Purchase, ERI's equity investment in Silver Legacy will be remeasured. As of March 31, 2015, ERI's equity investment balance was $13.5 million and the fair value was $46.6 million. The remeasurement, which will be reflected upon close in final purchase accounting, will result in an estimated gain of approximately $33.1 million. Furthermore, in accordance with the Circus Reno/Silver Legacy Purchase, ERI will eliminate the previously reported equity income and gain on termination of Silver Legacy's supplemental executive retirement plan assets. This elimination is reflected on the Unaudited Pro Forma Statements of Operations.

Note 4.  Unaudited pro forma financial statement reclassification adjustments

Certain reclassifications have been recorded to the historical financial statements of MTR Gaming, HoldCo, Silver Legacy and Circus Reno to provide comparability and consistency for the anticipated post-combined company presentation. No adjustments were necessary to conform accounting policies and procedures.

Reclassifications were made between certain current liabilities to provide consistency in presentation.

Reclassifications were made among revenue components to classify certain revenue streams consistently between the two companies. These included separating entertainment revenues from food and beverage and reclassifying to other revenue as well as presenting hotel revenues as a separate line item.

Reclassifications were also made between expense line items, such as gaming, food and beverage, hotel and other costs, as well as marketing and promotions and general and administrative. Certain reclassifications were required to remain consistent with the changes made within revenue reclassifications, as well as present costs such as surveillance, housekeeping, advertising and promotions and utilities consistently between the companies.

The reclassifications reflect the anticipated presentation of the post-combination company's financial statements and are subject to change.

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  Exhibit 99.1